UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 15, 2010

Urologix, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-28414	41-1697237
(Commission File Number)	(I.R.S. Employer Identification No.)

14405 21st Avenue North Minneapolis, MN	55447
(Address Of Principal Executive Offices)	(Zip Code)

(763) 475-1400

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1 through 4 and 6 through 8 are not applicable and are therefore omitted.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Election of New Director

Upon recommendation of the Governance/Nominating Committee of the Board of Directors of Urologix, Inc. (the “Company”), the Board of Directors elected Patrick D. Spangler to serve a term as a director ending at the Company’s Annual Meeting of Shareholders following fiscal year 2011. Mr. Spangler’s election to the Board of Directors is effective August 15, 2010.

In connection with his election, the Board of Directors determined that Mr. Spangler is an “Independent Director” under the Nasdaq Marketplace Rules. Following Mr. Spangler’s election, the Company’s Board of Directors consists of six directors, four of whom are Independent Directors under the Nasdaq Marketplace Rules.

Mr. Spangler was not named to any committees of the Board of Directors at the time of his election. The Board of Directors anticipates naming Mr. Spangler to one or more committees of the Board of Directors after further review of committee requirements and assignments.

On August 19, 2010, the Company issued a press release regarding the election of Mr. Spangler to the Board of Directors.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

99.1	Press release issued by Urologix, Inc. on August 19, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UROLOGIX, INC.

By:	/S/ STRYKER WARREN, JR.
Stryker Warren, Jr.
Chief Executive Officer

Date: August 19, 2010